UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013

INVENT Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00720	20-5655532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103

(Address of principal executive offices) (Zip Code)

(702) 943-0320

(Registrant’s telephone number, including area code)

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On October 31, 2013, the Company’s subsidiary, Clowd, Inc., a Delaware corporation, entered into a Share Exchange Agreement, whereby Clowd, Inc. merged with Bar.pm, Inc., a Nevada corporation.  The Company transferred 100% of its interest in Clowd, Inc., which was equal to 6,066,000 shares, or a 99.6% equity interest, to Bar.pm, Inc. in exchange for 22,407,651 common shares of Bar.pm, Inc.  The transaction was approved by the majority shareholders and board of directors of Clowd, Inc. and Bar.pm, Inc.

Pursuant to the Share Exchange Agreement, Bar.pm, Inc. will change its corporate name to Clowd, Inc.  Bryce Knight, the Company’s Chief Executive Officer, Tim Symington, the Company’s Chief Investment Officer, and Aaron Moore, the Company’s Chief Operations Officer will each serve as an officer and director of the surviving entity, Clowd, Inc. (formerly known as Bar.pm, Inc.).  Articles of Merger were filed with the Nevada Secretary of State and became effective on November 6, 2013.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.

Description

1.1

Form of Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  November 8, 2013

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer